SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 24, 2003

Date of Report

(Date of earliest event reported)

POET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28017	94-3221778
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1065 E. Hillsdale Blvd., Suite 205, Foster City, California 94404

(Address of principal executive offices, including zip code)

(650) 212-3100

(Registrant’s telephone number, including area code)

Item 5.	Other Events

The Board of Directors of POET Holdings, Inc., a Delaware corporation (the “Company”), has set Tuesday, November 18, 2003 as the date for its 2003 Annual Meeting of Stockholders.

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the Company’s bylaws and the proxy rules established by the Securities and Exchange Commission. Because the date of this year’s meeting has changed more than 30 days from the date of last year’s meeting, the deadline for receipt of stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to this year’s meeting has been extended. Proposals of stockholders of the Company that are intended to be included in the proxy materials for the Company’s 2003 Annual Meeting of Stockholders must be received by the Company a reasonable time before the Company begins to print and mail the proxy materials for that meeting.

If a stockholder submits a proposal for the Company’s 2003 Annual Meeting of Stockholders that is not eligible for inclusion in the materials relating to the meeting, the proposal must be submitted to the Company in compliance with the procedures stated in the Company’s bylaws. Notice of such a proposal must be received by the Company no later than 60 days prior to the date the Company mails the proxy materials with respect to the 2003 Annual Meeting of Stockholders. If the Company does not receive timely notice of a stockholder proposal in accordance with these requirements, the Company believes that the proxy holders will be allowed to use their discretionary authority to vote on any such proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2003

POET HOLDINGS, INC.

By:	/s/ LUDWIG LUTTER
Name: Ludwig Lutter
Title: Chief Financial Officer